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                                                                  Exhibit 4.4(j)

                                 AMENDMENT NO. 1
                                     TO THE
                           CENTRAL FREIGHT LINES, INC.
                  EMPLOYEES PROFIT SHARING AND RETIREMENT PLAN

                            ------------------------

                  This Amendment No. 1 is made and executed this 1st day of April, 1996, generally effective as of January 1, 1995, by Central Freight Lines, Inc. (hereinafter referred to as the "Company").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Central Freight Lines, Inc. Employees Profit Sharing and Retirement Plan (the "Plan") was amended and restated in its entirety generally effective as of January 1, 1994;

                  WHEREAS, Section 11.03 of the Plan sets forth the provisions whereby such Plan may be amended; and

                  WHEREAS, the Company desires to amend the Plan.

                  NOW, THEREFORE, in consideration of the premises, the Company amends the Plan as follows:

         1. The first paragraph of the Preamble to the Plan is amended by adding the following sentence to the end thereof:

                     "The Plan is also intended to meet the
                    requirements of Section 404(c) of ERISA."




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                                                                               2

         2. The second paragraph of the Preamble to the Plan is deleted in its entirety and replaced with the following:

                           "CENTRAL FREIGHT LINES, INC. has entered into a Trust
                  Agreement with VANGUARD FIDUCIARY TRUST COMPANY and a Special Trust Agreement with TEXAS NATIONAL BANK, N.A. to which contributions shall be made and from which benefits shall be paid in accordance with the terms and conditions of the Plan."

         3. A new Section 2.01(b) is added to the Plan immediately following
Section 2.01(a) to read as follows and subsequent Subsections are renumbered accordingly:

                           "(b) 'ALLOCATION DATE' means December 31 of each Plan
                  Year."

         4. Section 2.01(j) of the Plan (as renumbered by Section 3 of this Amendment) is deleted in its entirety and replaced with the following:

                           "(j) 'CONTROLLED GROUP MEMBER' means Central and any
                  and all other corporations, trades and/or businesses, the employees of which, together with Employees of Central, are required by Code Section 414 to be treated as if they were employed by a single employer."

         5. Section 2.01(ii) of the Plan (as renumbered by Section 3 of this Amendment) is deleted and replaced with the following:

                           "(ii) 'VALUATION DATE' means each date on which the
                  New York Stock Exchange is open for business. See also Subsection 13.01(i) hereof."




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                                                                               3

         6. Section 2.05 of the Plan is amended by adding the following sentence after the second sentence thereof:

                  "For purposes of this Section 2.05 only, the term Employee shall also include Leased Employees."

         7. Section 4.02(a)(2) of the Plan is amended by adding the following sentence at the end thereof:

                  "The amount of any excess Salary Reduction Contributions to be distributed pursuant to this Subsection shall be reduced by the amount of Salary Reduction Contributions, if any, which exceeded the limits of Code Section 401(k)(3) and Section 4.02(a)(4) of the Plan and were previously distributed to the Participant for the Plan Year beginning with or within the taxable year or were recharacterized as a Voluntary Employee Contribution pursuant to Section 4.02(a)(5)(a)."

         8. The last sentence of Section 4.02(a)(4)(b)(1) of the Plan is deleted and replaced with the following:

                  "For purposes of determining the 'Actual Deferral Percentage' of a Highly Compensated Participant who is either a five-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Participants, the Salary Reduction Contribution and Compensation of such Highly Compensated Participant shall include the Salary Reduction Contributions and Compensation of Family Members, and such affected Family Members shall be disregarded in determining the 'Actual Deferral Percentage' for the Non-Highly Compensated Participants group."

         9. Section 4.02(a)(5)(a) of the Plan is amended by adding the following sentence after the first sentence therein:

                  "The amount of any excess Salary Reduction Contributions to be distributed or recharacterized pursuant to this Subsection shall be reduced by the amount of Salary Reduction Contributions, if any, which exceeded the limits of Code
                  Section 402(g) and Section 4.02(a)(2) of the Plan and were



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                  previously distributed to the Participant for the
                  Participant's taxable year ending with or within the Plan Year in accordance with Code Section 401(g)(2)."

         10. A new Section 4.02(a)(5)(c) is added to the Plan as follows:

                           "(c) Notwithstanding the foregoing provisions of this
                  Subsection, in the case of a Highly Compensated Participant whose 'Actual Deferral Percentage' is determined under the family aggregation rules set forth in Subsection 4.02(a)(4)(b)(1) of this Section, the determination and correction of the amount of excess Salary Reduction Contributions (and any income allocable to such portion) shall be made by reducing the 'Actual Deferral Percentage' in accordance with the 'leveling' method described in Regulation 1.401(k)-1(f)(2) and allocating the excess Salary Reduction Contributions (and any income allocable to such portion) for the family group among its members in proportion to the Salary Reduction Contributions of each member of the family group that is combined to determine the 'Actual Deferral Percentage'."

         11. The second sentence of Section 5.02(a) of the Plan is deleted in its entirety and replaced with the following:

                  "These records shall consist of an Employer Contribution Account to which Employer Contributions, net income (or loss) attributable to Employer Contributions and forfeitures allocated to that Participant are credited, and an Employee Contribution Account which shall consist of a separate Voluntary Contributions Sub-account to which Voluntary Contributions and net income (or loss) attributable thereto are credited and a separate Salary Reduction Contributions Sub- account to which Salary Reduction Contributions and net income (or loss) attributable thereto are credited."




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                                                                               5
         12. Section 5.02(b)(ii) of the Plan is deleted in its entirety and replaced with the following:

                           "(ii) INCOME AND LOSS OF THE TRUST FUND. The net
                  income (or loss) of all assets in the Trust Fund, other than real estate, will be determined as of each Valuation Date. Such net income (or loss) shall be allocated to the appropriate Accounts in proportion to the weighted average balance of said Accounts as of that Valuation Date to the weighted average balance of all such Accounts as of the same date. The net income of all real estate in the Trust Fund will be determined as of the Allocation Date. Such net income (or loss) shall be allocated to the appropriate Accounts in proportion to the weighted average balance of said Accounts as of that Allocation Date to the weighted average balance of all such Accounts."

         13. Sections 5.02(b)(iii) and (iv) of the Plan are amended by substituting the word "Allocation" for the word "Valuation" in each instance where the word "Valuation" appears.

         14. Section 5.02(b)(iii)(b) of the Plan is amended by deleting the last full sentence thereof.

         15. Section 5.02(c) of the Plan is deleted in its entirety and replaced with the following:

                           "(c) Except for those Participants who terminated
                  employment with an Employer after July 1 of that Plan Year because of death or Retirement and who have made an election to defer distribution of their Participant Account until the next Plan Year, if a Participant is not employed by Central on the Allocation Date, he will not share in Employer Contributions or in Forfeitures."




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                                                                               6

         16. Section 5.02(d) of the Plan is deleted in its entirety and replaced with the following:

                           "(d) Notwithstanding the provisions of Subsection
                  5.02(c) above, if a Participant is not employed by Central, but is employed by a Controlled Group Member, on the Allocation Date, he will be entitled to share in the allocation of the Matching Portion as provided in Subparagraph 5.02(b)(iii)(a), but will not share in Employer Contributions provided for under Subparagraph 5.02(b)(iii)(b) or in Forfeitures."

         17. Section 5.04(a) of the Plan is amended by substituting the word "Allocation" for the word "Valuation" in the first sentence thereof. Section 5.04(a) is further amended by deleting subsections (i) and (ii) in their entirety and replacing them with the following:

                           "(i) The Participant's Voluntary Contributions, plus
                  earnings attributable thereto, are distributed to the Participant until one of the tests set forth in this Section
                  5.40 is satisfied.

                           (ii) The Participant's Salary Reduction
                  Contributions, plus earnings attributable thereto, are distributed to the Participant until one of the tests set forth in this Section 5.04 is satisfied; and

                           (iii) Any remaining excess amounts shall be held
                  unallocated in a suspense account for the Plan Year and shall be allocated in the next Plan Year (and succeeding Plan Years, as necessary) among the Participants in the Plan, subject to the limitations of Code Section 415.

                           (iv) In the event of termination of this Plan, any
                  amount held in a suspense account described in Paragraph (iii) above shall revert to the Employer to the extent it may not then be allocated to any Participant's Accounts."




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                                                                               7


         18. Section 5.04(c)(1) of the Plan is deleted in its entirety and replaced with the following:

                  "(1) 'Annual Addition' shall include, for any Plan Year, the sum of:

                           (A) all contributions made by a Controlled Group
                  Member that are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member;

                           (B) all employee contributions made by the
                  Participant to a defined contribution plan maintained by a Controlled Group Member;

                           (C) all forfeitures allocated to the Participant's
                  account pursuant to a defined contribution plan maintained by a Controlled Group Member;

                           (D) any amount allocated to an individual medical
                  benefit account (as defined in Code Section 415(l)(2)) of the Participant that is part of a pension or annuity plan maintained by a Controlled Group Member; and

                           (E) any amount attributable to medical benefits
                  allocated to the Participant's account established under Code
                  Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code Section 416(i)) during such Plan Year or any preceding Plan Year."

         19. Section 5.05(b)(1) of the Plan is amended by inserting the word "Voluntary" immediately preceding the first appearance of the word "Contributions" and by inserting the phrase "provided for in Subsection 4.02(b)" immediately following the first appearance of the word "Contributions".




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                                                                               8

         20. Section 5.05(b) of the Plan is amended by deleting the definition of a "Highly Compensated Participant" in its entirety and replacing it with the following:

                           "'Highly Compensated Participant' shall have
                  the same meaning as in Subsection 4.02(b)(2)(b)(2)."

         21. The second sentence of Section 5.05(c) of the Plan is deleted and replaced with the following:

                  "In addition, the 'Contribution Percentage' for a Highly Compensated Participant who is either a five-percent owner (as defined in Code Section 416(i)(1)) or one of the ten (10) most Highly Compensated Participants shall be determined by including the Compensation of Family Members, and such affected Family Members shall be disregarded in determining the 'Contribution Percentage' of Non-Highly Compensated Participants."

         22. A new Section 5.06(c) is added to the Plan immediately following
Section 5.06(b) to read as follows:

                           "(c) In the case of a Highly Compensated Participant
                  whose Contribution Percentage is determined by including Family Members, the determination and correction of the amount of Excess Aggregate Contributions shall be made by reducing the Contribution Percentage in accordance with the 'leveling' method described in Regulation 1.401(m)-1(e)(2) and allocating the Excess Aggregate Contributions for the family group among its members in proportion to the contributions of each member of the family group that is combined to determine the Contribution Percentage."

         23. Section 5.07 of the Plan is deleted in its entirety and replaced with the following:

                           "5.07 VALUATION OF TRUST FUND. A valuation of all
                  assets of the Trust Fund, other than real estate, shall be made as of each Valuation Date. A valuation of any real estate



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                  held in the Trust Fund shall be made as of December 31 of each
                  Plan Year and at such other dates as may be specified by the Plan Administrator."

         24. A new Section 5.09 of the Plan is added as follows:

                           " 5.09 MULTIPLE USE OF THE ALTERNATIVE LIMITATION.

                           (a) Notwithstanding the foregoing provisions of this
                  Article, if, after the application of Sections 4.02(a)(2), 4.02(a)(4) and 5.05, the sum of the 'Actual Deferral Percentage' and the 'Contribution Percentage' for the group of Highly Compensated Participants (as defined in Section 4.02(b)(2)) exceeds the aggregate limit (as defined in Subsection (b) of this Section), then the contributions made for such Plan Year for Highly Compensated Participants will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in Voluntary Contributions then in Salary Reduction Contributions (but only to the extent that they are not matched by Employer Contributions) and then in the Matching Portion of Employer Contributions. Reductions in contributions shall be made in the manner provided in Section 4.02(a)(5) or 5.06, as applicable. The amount by which each such Highly Compensated Participant's Salary Reduction Contributions or the Matching Portion of Employer Contributions are reduced shall be treated as an excess Salary Reduction Contribution or an Excess Aggregate Contribution under Section 4.02(a)(5) or 5.06, as applicable. For the purposes of this Section, the 'Actual Deferral Percentage' and the 'Contribution Percentage' of the Highly Compensated Participants are determined after any reductions required to meet those tests under Sections 4.02(a)(5) and 5.06. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (i) the 'Actual Deferral Percentage' of the Highly Compensated Participants does not exceed 1.25 multiplied by the 'Actual Deferral Percentage' of the Non-Highly Compensated Participants, or (ii) the 'Contribution Percentage' of the Highly Compensated Participants does not exceed 1.25 multiplied by the 'Contribution Percentage' of the Non-Highly Compensated Participants.




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                                                                              10

                           (b) For purposes of this Section, the term' aggregate
                  limit' means the sum of (i) one hundred twenty-five percent (125%) of the greater of (A) the 'Actual Deferral Percentage' of the Non-Highly Compensated Participants for the Plan Year, or (B) the 'Contribution Percentage' of the Non-Highly Compensated Participants, and (ii) the lesser of (A) two hundred percent (200%) of, or (B) two (2) plus the lesser of such 'Actual Deferral Percentage' or 'Contribution Percentage'. If it would result in a larger aggregate limit, the word 'lesser' is substituted for the word 'greater' in part (i) of this Subsection, and the word 'greater' is substituted for the word 'lesser' in part (ii)(B) of this Subsection."

         25. The second sentence of Section 6.01 of the Plan is deleted in its entirety and replaced with following:

                  "The interest of each Participant shall be adjusted from time to time to give effect to debits, credits, increments, losses, and other adjustments as herein provided, so as to reflect the Participants' and each such Participant's current interest in the Trust Fund."

         26. Section 6.02 of the Plan is amended by deleting the phrase ",as at the most recent Valuation Date,".

         27. Section 7.04(a)(i) of the Plan is amended by adding the following paragraph to the end thereof:

                           "In the event that the amount allocable to a
                  Participant's Capital Accumulation includes a portion of the real estate owned by the Plan, that portion of a Participant's Capital Accumulation, other than the portion invested in the real estate owned by the Plan, will be distributed immediately, and the remaining balance will be distributed within sixty (60) days after such time as the real estate owned by the Plan has been sold."




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         28. Section 7.04(a)(ii) of the Plan is amended by deleting the proviso following Subparagraph (C) thereof.

         29. The second sentence of Section 7.04(c) of the Plan is amended by adding the phrase "(and never exceeded $3,500 at the time of any previous withdrawal or distribution)" after the parenthetical "($3,500)".

         30. The last sentence of Section 7.04(d) of the Plan is deleted and replaced with the following:

                  "If a Participant dies before his entire Capital Accumulation has been distributed but after the distribution has commenced, then the remaining portion of such Capital Accumulation will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death."

         31. Section 7.04(e) of the Plan is deleted in its entirety and replaced with the following:

                           "(e) Distributions under the Plan shall be made in a
                  manner that satisfies Code Section 401(a)(9) and Treasury Regulations issued thereunder, including Treasury Regulation ss. 1.401(a)(9)-2, which provisions are hereby incorporated into the Plan by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan."




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                                                                              12

         32. Section 7.07(a)(3) of the Plan is amended by inserting the phrase "and room and board expenses" immediately after the phrase "educational fees".

         33. A new Section 7.10 is added to the Plan immediately following
Section 7.09 to read as follows:

                  "7.10    Direct Rollovers.
                           ----------------

                           (a) Notwithstanding any other provision of this
                  Article, if a Participant, spouse or alternate payee (as defined in Code Section 414(p)) is eligible to receive a distribution or withdrawal from the Plan that constitutes an 'eligible rollover distribution' (as defined in Subsection (c) of this Section) and such individual elects to have all or a portion (but not less than $500) of such distribution or withdrawal paid directly to an 'eligible retirement plan' (as defined in Subsection (d) of this Section) and specifies the eligible retirement plan to which the distribution or withdrawal is to be paid, such distribution or withdrawal (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A direct rollover is a payment made by the Plan directly to the eligible retirement plan. The Plan Administrator shall prescribe reasonable procedures for elections to be made pursuant to this Section.

                           (b) The Plan Administrator shall provide a
                  Participant, spouse or alternate payee who will receive an eligible rollover distribution with a written notice describing his rights under this Section and such other information required to be provided under Code Section 402(f), no less than thirty (30) days nor more than ninety (90) days before the date scheduled for payment of such distribution; provided, however, that a Participant, spouse or alternate payee may elect to waive such 30-day requirement if (i) he is clearly informed by the Plan Administrator of his rights, if applicable, to a period of at least 30 days after receiving the written notice to consider whether or not to elect a distribution or withdrawal and/or to elect a particular form of benefit and (ii), after receiving the written




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                                                                              13

                  notice, he affirmatively elects the distribution or withdrawal. Nothing contained in this Subsection shall be construed to accelerate the timing of a distribution or withdrawal otherwise provided in the Plan.

                           (c) For purposes of this Section, the term 'eligible
                  rollover distribution' means any distribution or withdrawal of all or any portion of the Participant's Account, except (a) any distribution required under Code Section 401(a)(9), (b) any distribution if it and all other eligible rollover distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c) the portion of a distribution not includible in gross income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4)), and (d) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under Code Section 402(c).

                           (d) For purposes of this Section, the term 'eligible
                  retirement plan' means an individual retirement account or annuity described in Code Section 408, a defined contribution plan that meets the requirements of Code Section 401(a) and that accepts rollovers, or an annuity plan described in Code
                  Section 403(a); provided, however, that with respect to a spouse (but not a spouse who is an alternate payee) who receives a distribution after a Participant's death, an 'eligible retirement plan' shall mean only an individual retirement account or annuity described in Code Section 408.

                           (e) This Section is intended to comply with the
                  provisions of Code Section 401(a)(31) and shall be interpreted in accordance with such Code Section and Treasury regulations issued thereunder."

         34. The second sentence of Section 9.02(a) is deleted in its entirety and replaced with the following:

                  "Subject to Subsection 9.02(b) hereof, if a deceased Participant failed to name a Beneficiary in the manner above prescribed, or subject to Section 9.03, if the Beneficiary or Beneficiaries named by a deceased Participant predeceases the Participant, the amount payable with respect to such Participant pursuant to Section 7.01 hereof, if any, shall be paid to (i) the Participant's spouse, or if none, (ii) the estate of such deceased Participant."

         35. The third sentence of Section 9.02(a) is amended by deleting the phrase "and discretion".


         36. The proviso in the first sentence of Section 9.03 is deleted in its entirety and replaced with the following:

                  "provided, however, that if no person so designated be living upon the occurrence of such contingency, then such balance shall be payable to the estate of the Participant."

         37. The second sentence of Section 9.03 is amended by deleting the phrase "and discretion".

         38. The first sentence of Section 10.01 of the Plan is amended by deleting the phrase "known as the Central Freight Lines Employees Profit Sharing and Retirement Trust".

         39. Section 13.03(b) of the Plan is amended by adding the parenthetical "(plus elective deferrals under Code Section 402(g)(3))" after the word "Contributions".




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                                                                              15


                  IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly appointed officer, effective as of January 1, 1994.


In the presence of:                         CENTRAL FREIGHT LINES, INC.

/s/ Laura Rameos                            By: /s/ Ronald S. Pelzel
-------------------------                      --------------------------------
                                            Title:

-------------------------

Dated: April 1, 1996
       -------------------